Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces First-Quarter 2024 Results

First-Quarter Financial Highlights
•Net sales of $1,175 million; year-over-year decrease of 16.4%
•Net income of $115 million and net income per diluted share of $2.23
•Non-GAAP diluted EPS decreased year-over-year to $2.84
•Adjusted EBITDA decreased year-over-year to $234 million
•On track with $120 million annualized net expense savings from our Exit and Restructuring plans

Lincolnshire, Ill., April 30, 2024 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the first quarter ended March 30, 2024.

“While our first quarter results continued to be impacted by broad-based softness across our end markets, we realized improvement in demand from the fourth quarter of 2023. Our teams executed well, driving significant sequential improvement in profitability, resulting from our cost restructuring actions and improved gross margin.” said Bill Burns, Chief Executive Officer of Zebra Technologies.

“Our increased 2024 outlook reflects a better-than-expected start to the year with modest recovery in demand and progress on our cost actions. We continue to be well positioned to extend our lead in the industry with our innovative solutions and remain focused on digitizing & automating our customers’ operations to solve their biggest challenges.”

$ in millions, except per share amounts	1Q24	1Q23	Change
Select reported measures:
Net sales	$1,175	$1,405	(16.4%)
Gross profit	563	667	(15.6%)
Gross margin	47.9%	47.5%	40 bps
Net income	115	150	(23.3%)
Net income margin	9.8%	10.7%	(90) bps
Net income per diluted share	$2.23	$2.90	(23.1%)

Select Non-GAAP measures:
Adjusted net sales	$1,175	$1,405	(16.4%)
Organic net sales decline			(16.8%)
Adjusted gross profit	565	668	(15.4%)
Adjusted gross margin	48.1%	47.5%	60 bps
Adjusted EBITDA	234	301	(22.3%)
Adjusted EBITDA margin	19.9%	21.4%	(150) bps
Non-GAAP net income	$147	$204	(27.9%)
Non-GAAP diluted earnings per share	$2.84	$3.94	(27.9%)

Net sales were $1,175 million in the first quarter of 2024 compared to $1,405 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $783 million in the first quarter of 2024 compared to $883 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $392 million in the first quarter of 2024 compared to $522 million in the prior year. Consolidated organic net sales for the first quarter decreased 16.8% year-over-year, with a 11.8% decrease in the EVM segment and 25.3% decrease in the AIT segment.

First quarter 2024 gross profit was $563 million compared to $667 million in the prior year. Gross margin increased to 47.9% for the first quarter of 2024 compared to 47.5% in the prior year. The increase was primarily due to lower premium supply chain costs and improved software and service margins, partially offset by volume deleveraging. Adjusted gross margin was 48.1% in the first quarter of 2024 compared to 47.5% in the prior year.

Operating expenses decreased in the first quarter of 2024 to $404 million from $442 million in the prior year, primarily due to the impact of restructuring actions. Adjusted operating expenses decreased in the first quarter of 2024 to $348 million from $384 million in the prior year.

Net income for the first quarter of 2024 was $115 million, or $2.23 per diluted share, compared to net income of $150 million, or $2.90 per diluted share, for the prior year. Non-GAAP net income for the first quarter of 2024 decreased to $147 million, or $2.84 per diluted share, compared to $204 million, or $3.94 per diluted share, for the prior year.

Adjusted EBITDA for the first quarter of 2024 was $234 million, or 19.9% of adjusted net sales, compared to $301 million, or 21.4% of adjusted net sales for the prior year primarily due to higher operating expense as a percentage of revenue, partially offset by higher gross margin.

Balance Sheet and Cash Flow
As of March 30, 2024, the Company had cash and cash equivalents of $127 million and total debt of $2,093 million.

For the first three months of 2024, net cash provided by operating activities was $125 million and the Company made capital expenditures of $14 million, resulting in free cash flow of $111 million. The Company had net debt payments of $133 million.

Cost Initiatives
As previously announced, the Company is executing on its 2024 Productivity Plan and the Voluntary Retirement Plan to generate cost efficiencies. Together, these Exit and Restructuring plans are expected to generate approximately $120 million of net annualized cost savings. After realizing approximately $50 million of operating expense savings in 2023 and an incremental $25 million in the first quarter of 2024, the Company continues to expect approximately $60 million of incremental savings for the full year 2024.

The total charges associated with the Exit and Restructuring plans are expected to be approximately $130 million. Total charges of $120 million have been incurred through the first quarter of 2024, with the remaining charges expected to be substantially complete by mid-2024.

Outlook

Second Quarter 2024
The Company expects second quarter 2024 net sales to decrease between 1% and 5% compared to the prior year. Foreign currency translation is expected to have an approximately 50 basis point favorable impact.

Adjusted EBITDA margin for the second quarter of 2024 is expected to be slightly above 19%. Non-GAAP diluted earnings per share are expected to be in the range of $2.60 to $2.90.

Full Year 2024
The Company expects full year 2024 net sales growth between 1% and 5% compared to the prior year. Foreign currency translation is expected to have a negligible impact.

Adjusted EBITDA margin for the full year 2024 is expected to be approximately 20%. Non-GAAP diluted earnings per share are expected to be in the range of $11.25 to $12.25. This assumes an adjusted effective tax rate of approximately 17%.

Free cash flow is expected to be at least $600 million and is inclusive of our final $45 million settlement payment in the first quarter.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) helps organizations monitor, anticipate, and accelerate workflows by empowering their frontline and ensuring that everyone and everything is visible, connected and fully optimized. Our award-winning portfolio spans software to innovations in robotics, machine vision, automation and digital decisioning, all backed by a +50-year legacy in scanning, track-and-trace and mobile computing solutions. With an ecosystem of 10,000 partners across more than 100 countries, Zebra's customers include over 80% of the Fortune 500. Newsweek recently recognized Zebra as one of America's Most Loved Workplaces and Greatest Workplaces for Diversity, and we are on Fast Company's list of the Best Workplaces for Innovators. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the large percentage of Zebra's international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “adjusted gross margin,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted EBITDA % of adjusted net sales,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “Non-GAAP diluted earnings per share,” “free cash flow,” “organic net sales,” “organic net sales decline,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$127	$137
Accounts receivable, net of allowances for doubtful accounts of $1 each as of March 30, 2024 and December 31, 2023	599	521
Inventories, net	705	804
Income tax receivable	36	63
Prepaid expenses and other current assets	160	147
Total Current assets	1,627	1,672
Property, plant and equipment, net	304	309
Right-of-use lease assets	166	169
Goodwill	3,894	3,895
Other intangibles, net	501	527
Deferred income taxes	455	438
Other long-term assets	312	296
Total Assets	$7,259	$7,306
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$272	$173
Accounts payable	467	456
Accrued liabilities	437	504
Deferred revenue	456	458
Income taxes payable	11	7
Total Current liabilities	1,643	1,598
Long-term debt	1,815	2,047
Long-term lease liabilities	151	152
Deferred income taxes	66	67
Long-term deferred revenue	304	312
Other long-term liabilities	111	94
Total Liabilities	4,090	4,270
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	629	615
Treasury stock at cost, 20,751,889 and 20,772,995 shares as of March 30, 2024 and December 31, 2023, respectively	(1,858)	(1,858)
Retained earnings	4,447	4,332
Accumulated other comprehensive loss	(50)	(54)
Total Stockholders’ Equity	3,169	3,036
Total Liabilities and Stockholders’ Equity	$7,259	$7,306

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Net sales:
Tangible products	$929	$1,170
Services and software	246	235
Total Net sales	1,175	1,405
Cost of sales:
Tangible products	498	618
Services and software	114	120
Total Cost of sales	612	738
Gross profit	563	667
Operating expenses:
Selling and marketing	148	161
Research and development	138	146
General and administrative	81	99
Amortization of intangible assets	26	26
Acquisition and integration costs	1	—
Exit and restructuring costs	10	10
Total Operating expenses	404	442
Operating income	159	225
Other income (loss), net:
Foreign exchange gain	3	1
Interest expense, net	(17)	(37)
Other expense, net	(3)	(4)
Total Other expense, net	(17)	(40)
Income before income tax	142	185
Income tax expense	27	35
Net income	$115	$150
Basic earnings per share	$2.24	$2.92
Diluted earnings per share	$2.23	$2.90

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net income	$115	$150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43	44
Share-based compensation	17	18
Deferred income taxes	(21)	(20)
Unrealized (gain) loss on forward interest rate swaps	(13)	13
Other, net	1	2
Changes in operating assets and liabilities:
Accounts receivable, net	(80)	33
Inventories, net	98	26
Other assets	(9)	(27)
Accounts payable	13	(212)
Accrued liabilities	(28)	(82)
Deferred revenue	(9)	22
Income taxes	43	5
Settlement liability	(45)	(45)
Other operating activities	—	(3)
Net cash provided by (used in) operating activities	125	(76)
Cash flows from investing activities:
Purchases of property, plant and equipment	(14)	(16)
Proceeds from sale of short-term investments	3	—
Purchases of long-term investments	—	(1)
Net cash used in investing activities	(11)	(17)
Cash flows from financing activities:
Payments of long-term debt	(284)	(119)
Proceeds from issuance of long-term debt	151	191
Payments for repurchases of common stock	—	(15)
Net (payments) proceeds related to share-based compensation plans	(3)	5
Change in unremitted cash collections from servicing factored receivables	9	8
Other financing activities	3	—
Net cash (used in) provided by financing activities	(124)	70
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1)	(1)
Net decrease in cash and cash equivalents, including restricted cash	(11)	(24)
Cash and cash equivalents, including restricted cash, at beginning of period	138	117
Cash and cash equivalents, including restricted cash, at end of period	$127	$93
Less restricted cash, included in Prepaid expenses and other current assets	—	(8)
Cash and cash equivalents at end of period	$127	$85
Supplemental disclosures of cash flow information:
Income taxes paid	$3	$54
Interest paid	$30	$24

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES DECLINE
(Unaudited)

	Three Months Ended
	March 30, 2024
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales decline	(24.9)%	(11.3)%	(16.4)%
Adjustments:
Impact of foreign currency translations (1)	(0.4)%	(0.5)%	(0.4)%
Consolidated Organic Net sales decline	(25.3)%	(11.8)%	(16.8)%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2024			April 1, 2023
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$392	$783	$1,175	$522	$883	$1,405
Reported Gross profit	184	379	563	258	409	667
Gross Margin	46.9%	48.4%	47.9%	49.4%	46.3%	47.5%

Non-GAAP
Adjusted Net sales	$392	$783	$1,175	$522	$883	$1,405
Adjusted Gross profit (1)	185	380	565	258	410	668
Adjusted Gross Margin	47.2%	48.5%	48.1%	49.4%	46.4%	47.5%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
GAAP Net income	$115	$150
Adjustments to Cost of sales(1)
Share-based compensation	2	1
Total adjustments to Cost of sales	2	1
Adjustments to Operating expenses(1)
Amortization of intangible assets	26	26
Acquisition and integration costs	1	—
Share-based compensation	19	22
Exit and restructuring costs	10	10
Total adjustments to Operating expenses	56	58
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	—	1
Investment loss	—	1
Foreign exchange (gain)	(3)	(1)
Forward interest rate swap (gain) loss	(20)	7
Total adjustments to Other (expense) income, net	(23)	8
Income tax effect of adjustments(2)
Reported income tax expense	27	35
Adjusted income tax	(30)	(48)
Total adjustments to income tax	(3)	(13)
Total adjustments	32	54
Non-GAAP Net income	$147	$204

GAAP earnings per share
Basic	$2.24	$2.92
Diluted	$2.23	$2.90
Non-GAAP earnings per share
Basic	$2.86	$3.97
Diluted	$2.84	$3.94

Basic weighted average shares outstanding	51,387,570	51,420,536
Diluted weighted average and equivalent shares outstanding	51,790,501	51,748,069
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
GAAP Net income	$115	$150
Add back:
Depreciation (excluding exit and restructuring)	17	17
Amortization of intangible assets	26	26
Total Other expense, net	17	40
Income tax expense	27	35
EBITDA (Non-GAAP)	202	268

Adjustments to Cost of sales
Share-based compensation	2	1
Total adjustments to Cost of sales	2	1
Adjustments to Operating expenses
Acquisition and integration costs	1	—
Share-based compensation	19	22
Exit and restructuring costs	10	10
Total adjustments to Operating expenses	30	32
Total adjustments to EBITDA	32	33
Adjusted EBITDA (Non-GAAP)	$234	$301

Adjusted EBITDA % of Adjusted Net Sales (Non-GAAP)	19.9%	21.4%

FREE CASH FLOW

	Three Months Ended
	March 30, 2024	April 1, 2023
Net cash provided by (used in) operating activities	$125	$(76)
Less: Purchases of property, plant and equipment	(14)	(16)
Free cash flow (Non-GAAP)(1)	$111	$(92)
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.